UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2014

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 997-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) increased the size of the Board to nine members and appointed Ms. Myrtle Potter as a director on the Board to fill such vacancy.  Ms. Potter shall serve as a Class II member of the Board.  The terms of Class II directors expire at the 2017 Annual Meeting of Shareholders.

Ms. Potter currently operates Myrtle Potter and Company, LLC, a private consulting firm she founded in 2005, and Myrtle Potter Media, Inc., a consumer healthcare content company she founded in 2009. Ms. Potter was previously President of Commercial Operations at Genentech, Inc. from 2004 to 2005 and Executive Vice President, Commercial Operations and Chief Operating Officer from 2000 to 2004. Ms. Potter serves as a director of Liberty Mutual Holding Company, Inc., Rite Aid, Everyday Health, Inc. and Proteus Digital Health, Inc. and as a trustee of The University of Chicago. Ms. Potter served on the board of Medco Health Solutions, Inc. from December 2007 until its acquisition by Express Scripts, Inc. (“Express Scripts”) in April 2012. Ms. Potter continued serving on the board of directors at Express Scripts until June 2012.

Ms. Potter will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement relating to its 2014 Annual Meeting of Shareholders. Her annual cash retainer will be pro-rated for 2014 to reflect her expected term of service during the current calendar year. Also pursuant to these arrangements, Ms. Potter will receive an initial grant of restricted stock units (“RSUs”) for a number of shares equal to $60,000 in market value, the value of the annual equity award for non-employee directors of the Company, pro-rated to reflect her expected term of service during the current calendar year. The RSUs will vest on the one year anniversary of the date of grant so long as Ms. Potter attends at least 75% of the meetings of the Board occurring during the year after grant.

The Board determined that Ms. Potter has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Insmed Incorporated on December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014	INSMED INCORPORATED
	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary